Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

ClimateRock Holdings Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Pubco Class A Ordinary Shares	(1)	Other	7,322,806	$11.16	$81,722,514.96	0.0001531	$12,062.24
Fees to be Paid	Equity	Pubco Class A Ordinary Shares	(2)	Other	920,000	11.16	10,267,200.00	0.0001531	1,571.91
Fees Previously Paid	Equity	Pubco Class A Ordinary Shares	(3)	Other	29,900,000	0.00	6,042,758.39	0.0001531	891.91
Fees Previously Paid	Equity	Pubco Warrants	(4)	Other	7,700,000	0.0325	250,250.00	0.0001531	36.94
Fees Previously Paid	Equity	Pubco Class A Ordinary Shares issuable on exercise of Pubco Warrants	(5)	Other		$0.00	$0.00	0.0001531	$0.00

Total Offering Amounts:							$98,282,723.35		14,563.00
Total Fees Previously Paid:									12,991.09
Total Fee Offsets:									0.00
Net Fee Due:									$1,571.91

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Offering Note(s)

(1)	All securities being registered will be issued by ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.

Based on the average of the high and low prices on January 22, 2024 of the ordinary shares and warrants of ClimateRock (the company to which the registrant, Pubco, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus).

Consists of Class A ordinary shares of Pubco (“Pubco Class A Ordinary Shares”) issuable in exchange for outstanding securities of ClimateRock upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, including (i) up to 448,431 Pubco Class A Ordinary Shares issuable in exchange for Class A ordinary shares of ClimateRock, which includes shares included within the units of ClimateRock issued in ClimateRock’s initial public offering (“Units”), (ii) 1,968,750 Pubco Class A Ordinary Shares issuable in exchange for the ClimateRock sponsor shares, (iii) 118,125 Pubco Class A Ordinary Shares issuable in exchange for Class A ordinary shares of ClimateRock issued to underwriters of ClimateRock’s initial public offering as compensation, (iv) 787,500 Pubco Class A Ordinary Shares issuable pursuant to the mandatory exchange of rights included within the Units (the “Rights”), with one Right entitling the holder to receive one-tenth of one Pubco Class A Ordinary Share, and (v) up to 4,000,000 shares issuable upon conversion of the AGP Convertible Promissory Note based on a floor price of $0.50. The Registrant will not receive any consideration in connection with this exchange. Upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, all Units will be separated into their component securities, and all Rights will be exchanged for Pubco Class A Ordinary Shares.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.

(2)	All securities being registered will be issued by ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.

Based on the average of the high and low prices on January 22, 2024 of the ordinary shares and warrants of ClimateRock (the company to which the registrant, Pubco, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus).

Consists of Class A ordinary shares of Pubco (“Pubco Class A Ordinary Shares”) issuable in exchange for outstanding securities of ClimateRock upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, including (i) up to 448,431 Pubco Class A Ordinary Shares issuable in exchange for Class A ordinary shares of ClimateRock, which includes shares included within the units of ClimateRock issued in ClimateRock’s initial public offering (“Units”), (ii) 1,968,750 Pubco Class A Ordinary Shares issuable in exchange for the ClimateRock sponsor shares, (iii) 118,125 Pubco Class A Ordinary Shares issuable in exchange for Class A ordinary shares of ClimateRock issued to underwriters of ClimateRock’s initial public offering as compensation, (iv) 787,500 Pubco Class A Ordinary Shares issuable pursuant to the mandatory exchange of rights included within the Units (the “Rights”), with one Right entitling the holder to receive one-tenth of one Pubco Class A Ordinary Share, and (v) up to 4,000,000 shares issuable upon conversion of the AGP Convertible Promissory Note based on a floor price of $0.50. The Registrant will not receive any consideration in connection with this exchange. Upon the consummation of the Business Combination described in this registration statement and the enclosed proxy statement/prospectus, all Units will be separated into their component securities, and all Rights will be exchanged for Pubco Class A Ordinary Shares.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.

Item the number of shares noted in subitem (iii) in footnote 3, has been increased from 118,125 Pubco Ordinary Shares to 1,038,125 Pubco Ordinary Shares. The difference of 920,000 is set forth herein as new line item.

(3)	All securities being registered will be issued by ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.

Consists of Pubco Warrants issuable in exchange for outstanding warrants of ClimateRock, which includes (i) 3,937,500 warrants to purchase one ordinary share at a price of $11.50 per share included in the Units (“Public Warrants”), (ii) 3,762,500 warrants to purchase one ordinary share at a price of $11.50 per share (“Private Warrants”) that were issued in a private placement that closed simultaneously with ClimateRock’s initial public offering.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.

There is no market for the ordinary shares of GreenRock that will be surrendered in connection with the Business Combination. Accordingly, the proposed maximum aggregate offering price is calculated to be equal to the aggregate book value of the ordinary shares of GreenRock pursuant to Rule 457(f)(2) of the Securities Act.

(4)	All securities being registered will be issued by ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.

Based on the average of the high and low prices on January 22, 2024 of the ordinary shares and warrants of ClimateRock (the company to which the registrant, Pubco, will succeed after the consummation of the transactions described in this registration statement and the enclosed proxy statement/prospectus).

Consists of Pubco Warrants issuable in exchange for outstanding warrants of ClimateRock, which includes (i) 3,937,500 warrants to purchase one ordinary share at a price of $11.50 per share included in the Units (“Public Warrants”), (ii) 3,762,500 warrants to purchase one ordinary share at a price of $11.50 per share (“Private Warrants”) that were issued in a private placement that closed simultaneously with ClimateRock’s initial public offering.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.

(5)	All securities being registered will be issued by ClimateRock Holdings Limited, a Cayman Islands exempted company (“Pubco”), in connection with the business combination (“Business Combination”) described in the enclosed proxy statement/prospectus.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions are also being registered.

There is no market for the ordinary shares of GreenRock that will be surrendered in connection with the Business Combination. Accordingly, the proposed maximum aggregate offering price is calculated to be equal to the aggregate book value of the ordinary shares of GreenRock pursuant to Rule 457(f)(2) of the Securities Act.

Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Pubco Ordinary Shares.

Paid herewith.